EXHIBIT 10.4


                   CHANGE OF CONTROL AGREEMENT



      AGREEMENT, dated as of October 20, 1998, by and between PAREXEL International Corporation (the "Company") and
Barry Philpott (the "Executive").

     WHEREAS, the Executive is a senior executive of the Company and has made and is expected to continue to make major contributions to the Company;

     WHEREAS, the Company desires continuity of management; and

     WHEREAS, the Executive is willing to continue to render services to the Company subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

     1.   Termination Prior to a Change of Control.

     (a) If, within nine months prior to a Change of Control and subsequent to the commencement of the substantive discussions that ultimately result in the Change of Control a "Change of Control" (as such term is defined in Section 3(b) below), the Company terminates the Executive's employment with the Company without "Cause" (as such term is defined in Section 3(c) below) or the Executive terminates his/her employment with the Company for "Good Reason" (as such term is defined in Section 1(b) below); provided, however, that any such termination by the Executive must occur promptly (and in any event within 90 days) after the occurrence of the event or events constituting "Good Reason", the Company shall:

          (1) Pay to the Executive, within ten business days following the Change of Control, a lump sum amount (net of any required withholding) equal to the amount of monthly base salary (at the highest monthly base salary rate in effect for such Executive in the twelve month period prior to the termination of his or her employment) that would have been paid to such Executive had he or she remained an employee of the Company through the Change of Control; and

          (2) Pay to the Executive, within ten business days following the Change of Control, a lump sum amount (net of any required withholding) equal to: (i) twelve months of monthly base salary (at the highest monthly base salary rate in effect for such Executive in the twelve month period prior to the termination of his or her employment), plus (ii) the maximum bonus that could have been payable to such Executive (assuming continued employment) during the year in which the Change of Control occurs based on bonus arrangements in effect at any time during the twelve month period immediately prior to the termination of his or her employment which would pay the Executive the highest maximum bonus (all payments under this Section 1(a)(2) being referred to, collectively, as the "Severance Payments"); and

          (3) Provide the Executive and his or her dependents with life, accident, health and dental insurance substantially similar to that which the Executive was receiving immediately prior to the termination of his or her employment until the earlier of: (i) the date which is twelve months following the Change of Control; or (ii) the date the Executive commences subsequent employment; and

          (4) On the Change of Control, cause any unexercisable installments of any stock options held by the Executive on the Executive's last date of employment with the Company that have not expired to become exercisable on the Change of Control; provided, however, that:
          (i) such acceleration of exercisability shall not occur to the extent that: (A) the Change of Control is intended to be accounted for as a pooling of interests; and (B) the Company concludes, after consulting with its independent accountants, that such acceleration would prevent the Change of Control transaction from being accounted for as a pooling of interests for financial accounting purposes; (ii) such acceleration of exercisability shall not occur as to any option if the Change of Control does not occur within the period within which the Executive may exercise such option after a termination of employment in accordance with the provisions of the relevant option agreement and option plan; and (iii) any such acceleration of exercisability shall not extend the period after a termination of employment within which any option may be exercised by the Executive in accordance with the provisions of the relevant option agreement and option plan.

          (5) Beginning on the Change of Control, provide executive outplacement services from an outplacement company selected by the Executive, with such services to extend until the earlier of: (i) twelve months following the Change of Control; or (ii) the date on which the Employee secures new full-time employment; provided, however, that the Company shall not be required to provide more than $25,000 of such services to the Executive.

          (6) On the Change of Control, cause any unvested portion of any qualified or non-qualified capital accumulation benefits to become immediately vested
          (subject to applicable law).

provided, however, that any amounts and benefits set forth in this Section 1 shall be reduced by any and all other severance or other amounts or benefits paid or payable to the Executive as a result of the termination of his or her employment.

     (b) For purposes of this Section 1, "Good Reason" shall mean: (i) the assignment to the Executive of any duties inconsistent in any adverse, material respect with his/her position, authority, duties or responsibilities as of the date of this Agreement or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) a material reduction in the aggregate of the Executive's base or incentive compensation or the termination of the Executive's rights to any employee benefits, except to the extent any such benefit is replaced with a comparable benefit, or a reduction in scope or value thereof, other than as a result of across-the-board reductions or terminations affecting officers of the Company generally; or (iii) a relocation of the Executive's place of business which results in the one-way commuting distance for the Executive increasing by more than 20 miles provided, however, that travel consistent with past practices for business purposes shall not be considered "commuting" for purposes of this clause.

     2.   Termination Following a Change of Control.

     (a) If, at any time during a period commencing with a Change in Control and ending eighteen months after such Change in Control, the Company terminates the Executive's employment without Cause or the Executive terminates his/her employment with the Company for "Good Reason" (as such term is defined in Section 2(b) below); provided, however, that any such termination by the Executive must occur promptly (and in any event within 90 days) after the occurrence of the event or events constituting "Good Reason", the Company shall:

          (1) Pay to the Executive, within ten business days following the Executive's last date of employment, a lump sum amount (net of any required withholding) equal to: (i) twelve months of monthly base salary (at the highest monthly base salary rate in effect for such Executive in the twelve month period prior to the termination of his or her employment), plus (ii) the maximum bonus that could have been payable to such Executive (assuming continued employment) during the year in which the termination of employment occurs based on bonus arrangements in effect immediately prior to the termination of his or her employment (collectively, the "Severance Payments").

          (2) Provide the Executive and his or her dependents with life, accident, health and dental insurance substantially similar to that which the Executive was receiving immediately prior to the termination of his or her employment until the earlier of: (i) the date which is twelve months following the termination of the Executive's employment; or (ii) the date the Executive commences subsequent employment.

          (3) Cause any unexercisable installments of any stock options held by the Executive on the Executive's last date of employment with the Company that have not expired to become exercisable on such last date of employment; provided, however, that: (i) such acceleration of exercisability shall not occur to the extent that: (A) the Change of Control is intended to be accounted for as a pooling of interests; and (B) the Company concludes, after consulting with its independent accountants, that such acceleration would prevent the Change of Control transaction from being accounted for as a pooling of interests for financial accounting purposes; (ii) such acceleration of exercisability shall not occur as to any option if the Change of Control does not occur within the period within which the Executive may exercise such option after a termination of employment in accordance with the provisions of the relevant option agreement and option plan; and (iii) any such acceleration of exercisability shall not extend the period after a termination of employment within which any option may be exercised by the Executive in accordance with the provisions of the relevant option agreement and option plan.

          (4) Provide executive outplacement services from an outplacement company selected by the Executive, with such services to extend until the earlier of:
          (i) twelve months following the termination of the Executive's employment; or (ii) the date on which the Employee secures new full-time employment; provided, however, that the Company shall not be required to provide more than $25,000 of such services to the Executive.

          (5) Cause any unvested portion of any qualified and non-qualified capital accumulation benefits to become immediately vested, subject to applicable law.

provided, however, that: any amounts and benefits set forth in this Section 2 shall be reduced by any and all other severance or other amounts or benefits paid or payable to the Executive as a result of the termination of his or her employment.

     (b) For purposes of Section 2, "Good Reason" shall mean the occurrence of one or more of the following events following a Change of Control: (i) the assignment to the Executive of any duties inconsistent in any adverse, material respect with his/her position, authority, duties or responsibilities immediately prior to the Change of Control or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) a material reduction in the aggregate of the Executive's base or incentive compensation or the termination of the Executive's rights to any employee benefits immediately prior to the Change of Control, except to the extent any such benefit is replaced with a comparable benefit, or a reduction in scope or value thereof; or (iii) a relocation of the Executive's place of business which results in the one-way commuting distance for the Executive increasing by more than 20 miles from the location thereof immediately prior to the Change of Control (provided, however, that travel consistent with past practices for business purposes shall not be considered "commuting" for purposes of this clause (iii)) or (iv) a failure by the Company to obtain the agreement referenced in
Section 3(g).

     3.   General.

     (a) In the event the Executive's employment with the Company is terminated by the Company other than during the specific time periods set forth in Section 1(a) and Section 2(a) or for any reason other than without Cause, or the Executive terminates his/her employment with the Company other than during the specific time periods set forth in Section 1(a) and Section 2(a) or for any reason other than Good Reason, the Executive shall not be entitled to the severance benefits or other considerations described herein by virtue of this Agreement.

     (b) For purposes of this Agreement, "Change of Control" shall mean the closing of: (i) a merger, consolidation, liquidation or reorganization of the Company into or with another Company or other legal person, after which merger, consolidation, liquidation or reorganization the capital stock of the Company outstanding prior to consummation of the transaction is not converted into or exchanged for or does not represent more than 50% of the aggregate voting power of the surviving or resulting entity; (ii) the direct or indirect acquisition by any person (as the term "person" is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting capital stock of the Company, in a single or series of related transactions; or (iii) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange or transfer to one or more entities where the stockholders of the Company immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entities to which the assets were transferred).

     (c) For purposes of this Agreement, "Cause" shall mean: (i) the commission of the Executive of a felony, either in connection with the performance of his/her obligations to the Company or which adversely affects the Executive's ability to perform such obligations; (ii) gross negligence, breach of fiduciary duty or breach of any confidentiality, non-competition or developments agreement in favor of the Company; or (iii) the commission by the Executive of an act of fraud or embezzlement or other acts in intentional disregard of the Company which result in loss, damage or injury to the Company, whether directly or indirectly.

     (d) Notwithstanding anything to the contrary in this Agreement, if any portion of any payments received by Executive from the Company (whether payable pursuant to the terms of this Agreement or any other plan, agreement or arrangement with the Company, its successors or any person whose actions result in a change of control of the Company) shall be subject to tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended or any successor statutory provision, the Company shall pay to Executive such additional amounts as are necessary so that, after taking into account any tax imposed by Section 4999 (or any successor statutory provision), and any federal and state income taxes payable on any such tax, the Executive is in the same after-tax position that he or she would have been if such Section 4999 (or any successor statutory provision) did not apply and no payments were made pursuant to this Section 3(d). The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Payments. All determinations required to be made under this Section 5(i), including whether a Gross-Up
Payment is required and the amount of such Gross-Up Payment, shall be made by the Company, after consultation with its tax and accounting advisors.

     (e) The parties hereto expressly agree that the payments by the Company to the Executive in accordance with the terms of this Agreement will be liquidated damages, and that the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive.

     (f) The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' fees and expenses incurred by the Executive: (i) in connection with the Executive's review and execution of this Agreement; and (ii) to enforce his or her rights under this Agreement, solely in the event that the Company is found by a court of competent jurisdiction, an arbitrator or through a mutual settlement agreement to have failed to perform its obligations under this Agreement.

     (g) Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) of the Company; provided, however, that as a condition of closing the transaction which results in a change of control, the Company shall obtain the written agreement of any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) of the Company to be bound by the provisions of this Agreement as if such successor were the Company and for purposes of this Agreement, any such successor of the Company shall be deemed to be the "Company" for all purposes.

    (h) Nothing in this Agreement shall create any obligation on the part of the Company or any other person to continue the employment of the Executive. If the Executive elects to receive the severance and benefits set forth in Section 1 or Section 2, the Executive shall not be entitled to any other salary continuation or severance benefits in the event of his/her cessation of employment with the Company.

    (i) Nothing herein shall affect the Executive's obligations under any key employee, non-competition, confidentiality, option or similar agreement between the Company and the Executive currently in effect or which may be entered into in the future.

    (j) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement constitutes the entire Agreement between the Executive and the Company concerning the subject matter hereof and supersedes any prior negotiations, understandings or agreements as such relates to any severance payment in the context of a change in control, whether oral or written, and may be amended or rescinded only upon the written consent of the Company and the Executive. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement and this Agreement shall be construed and reformed to the fullest extent possible. The Executive may not assign any of his/her rights or obligations under this Agreement; the rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

    (k) Company and Employee agree to enter into a mutually acceptable Consulting Agreement of up to a four (4) year term.











     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                              The Company:

                              PAREXEL INTERNATIONAL CORPORATION

                              By:/s/Josef H. von Rickenbach

                              Name:  Josef H. von Rickenbach

                              Title:  Chairman and CEO


                              The Executive:

                              Signature:  /s/Barry R. Philpott

                              Printed Name:  Barry R. Philpott